Exhibit 10.3.2

Amendment No. 1 to Secured Promissory Note

This Amendment No. 1 to the Secured Promissory Note (this “Amendment”) is entered into as of January 13, 2026 (the “First Amendment Effective Date”), by and between vVARDIS Inc. (the “Company”) and Henry Schein, Inc. (the “Holder”).

Recitals

WHEREAS, the Parties entered into that certain Note Purchase Agreement, dated August 19, 2024 (the “Note Purchase Agreement”), pursuant to which the Holder agreed to purchase from the Company that certain secured promissory note in the principal amount of US$10,000,000 (the “Note”);

WHEREAS, the Company and the Holder entered into that certain Note, dated August 19, 2024.

WHEREAS, the parties now desire to amend the Note as set forth herein.

1. DEFINED TERMS.

Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note or the Note Purchase Agreement.

2. AMENDMENTS TO THE NOTE.

Effective as of the First Amendment Effective Date, the Note is hereby amended as follows:

a)	The PIK Accrual Date schedule attached to the Note as Schedule 1 is hereby amended and restated in its entirety and attached hereto as Exhibit A.

3. CONDITIONS PRECEDENT.

Section 2 hereof shall become effective on the First Amendment Effective Date, upon which each of the following conditions precedent have been satisfied:

a)	Receipt by the Holder of this Amendment, duly executed and delivered by the Company and the Holder;

b)	Receipt by the Holder of that certain Amendment No. 1 to Note Purchase Agreement, dated as of the date hereof, duly executed and delivered by the Company, the Parent and the Holder;

c)	Receipt by the Holder of that certain Acknowledgment and Reaffirmation of the Security Agreement, dated as of the date hereof, duly executed and delivered by the Company and the Holder; and

d)
Receipt by the Holder of that certain Acknowledgment and Reaffirmation of Parent Guarantee Agreement, dated as of the date hereof, duly executed and delivered by the Parent and the Holder, as beneficiary.

4. Acknowledgement Regarding Maturity Date.

The Company and the Holder acknowledge and agree that, pursuant to Amendment No. 1 to the Note Purchase Agreement, the “Maturity Date” (as used in the Note] has been amended as provided therein, and all references in the Note to the “Maturity Date” shall be deemed to refer to such date as in effect from time to time under the Note Purchase Agreement.

For the avoidance of doubt, no PIK Accrual Date shall occur after the Maturity Date, and interest accruing from and after the last PIK Accrual Date through and including the Maturity Date shall be payable in cash on the Maturity Date.

5. Bring-Down of Representations and Warranties.

The Company hereby reaffirms, re-makes and brings down, as of the First Amendment Effective Date (after giving effect to this Amendment), each of the representations and warranties made by the Company in the Note and the other Note Documents, in each case with the same force and effect as if made on such date, provided that any representation or warranty that is expressly stated to be made only as of an earlier date is reaffirmed as having been true and correct as of such earlier date, in each case subject to the same qualifications and limitations (including materiality and knowledge qualifiers) set forth therein.

6. Additional Representation and Warranty Regarding OrbiMed Loan Documents.

The Company and the Parent hereby represent and warrant to the Holder that the execution, delivery and performance of this Amendment or the related transactions do not violate, conflict with, breach, or result in a default or event of default under any of the terms, conditions or provisions of any loan facility documents to which OrbiMed Royalty & Credit Opportunities IV, LP, or any affiliate thereof, the Company and/or the Parent, are parties.

7. Conforming Amendments; Further Assurances.

From time to time, the Company shall, at its sole cost and expense, promptly (and in any event within ten (10) business days, or such shorter period as is necessary to maintain continuous perfection or priority), execute and deliver, or cause to be executed and delivered, any and all amendments, supplements, certificates, filings (including Uniform Commercial Code filings), or other instruments reasonably required by the Holder to (a) memorialize, confirm or give full effect to this Amendment, (b) ensure that the Note (as amended hereby) and the other Note Documents remain in full force and effect, as amended, (c) evidence, maintain, perfect and continue and preserve the validity, enforceability, perfection and priority of any Liens and security interests, to enable the Holder to exercise and enforce its rights under the Note Documents and (d) comply with applicable law and regulatory requirements (including state and federal securities laws and other regulatory approvals). If the Company fails to so comply, the Holder is hereby authorized to act as Company’s attorney-in-fact to execute and deliver such instruments and take such actions on the Company’s behalf at the Company’s expense as may be necessary to achieve the foregoing.

8. Ratification; No Other Amendments.

Except as expressly set forth in this Amendment, all terms and conditions of the Note remain unchanged and in full force and effect and are hereby ratified, approved and confirmed in all respects. All references to the “Note” in the Note Purchase Agreement or in any of the other Note Documents shall mean the Note as amended by this Amendment.

9. MISCELLANEOUS.

a)
COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which together constitute one instrument. Execution and delivery by electronic means shall be effective.

b)	NOTE DOCUMENT. This Amendment shall constitute a ‘‘Note Document” for all purposes of the Note Purchase Agreement and the other Note Documents.

c)
NO NOVATION. This Amendment constitutes an amendment to, and not a novation of, the Note. Except as expressly set forth herein, nothing in this Amendment shall be construed as a release, discharge or impairment of any obligations of any Note Party under the Note or any other Note Document, all of which remain in full force and effect.

d)
INCORPORATION BY REFERENCE. The provisions of Sections 8 (Amendments and Waivers; Resolutions of Dispute; Notice), 9 (Successors and Assigns; Transfer of Note), 15 (Choice of Law; Proceedings); 16 (Arbitration) and 19 (Notices) of the Note are incorporated herein by reference, mutatis mutandis.

Signatures

vVARDIS Inc.

By:	/s/ Dr. Haleh Abivardi Brönner
Name:	Dr. Haleh Abivardi Brönner
Title:	Board Member

By:	/s/ Dr. Golnar Abivardi Signer
Name:	Dr. Golnar Abivardi Signer
Title:	Board Member

Henry Schein, Inc.

By:	/s/ Scott Sanders
Name:	Scott Sanders
Title:	Vice President, Global M&A and Business Development

EXHIBIT A

[See attached]

Schedule 1 - PIK Accrual Dates

PIK Accrual Date	Amount Accrued
August 19, 2025	$10,813,333.34
August 19, 2026